Exhibit 99.1

VeriSign to Present at the Pacific Crest Technology Leadership Forum

MOUNTAIN VIEW, CA – August 3, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Mark McLaughlin, president and chief executive officer, will speak at the Pacific Crest Technology Leadership Forum in Vail, Colorado on Tuesday, August 10 at 9:30 a.m. (MDT). During the presentation, recent company performance and business initiatives will be discussed. The presentation will be available via live webcast at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign enables companies and consumers all over the world to connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298